                                                                    EXHIBIT 99.6

                                                        PROVIDENT BANCORP, INC.

                                                               STOCK ORDER FORM
                                PLEASE READ AND COMPLETE THIS STOCK ORDER FORM.
                  INSTRUCTIONS ARE INCLUDED [ON THE REVERSE SIDE OF THIS FORM].
DEADLINE FOR DELIVERY              FOR OFFICE USE ONLY


10:00 A.M., NEW YORK TIME, ON   , 1998
Please mail the completed Stock         Date Rec'd   Batch #  Order #   Deposit
Order Form in the enclosed reply
envelope or hand-deliver to any
Provident Bank office. COPIES AND
FACSIMILES OF STOCK ORDER FORMS
MAY NOT BE ACCEPTED.
(1) NUMBER OF SHARES

 NUMBER OF SHARES             PRICE PER SHARE             TOTAL AMOUNT DUE
                     X                       =
                                $10.00                    $

   (25 Share Minimum)
                                  (3) PURCHASER INFORMATION

(2) METHOD OF PAYMENT (WIRES WILL NOT BE ACCEPTED)
                                    [_] Check here if you are a Provident
                                        Bank Officer, director or employee.

[_]Enclosed is a check or money      CHECK THE ONE BOX WHICH APPLIES:
   order payable to PROVIDENT
   BANK for $            .

                                    (a)[_] Eligible Account Holder--Check
[_]I authorize Provident Bank           here if you were a depositor with an
   to withdraw from the                 aggregate of at least $50 at Provident
   PROVIDENT BANK passbook or           Bank on DECEMBER 31, 1996. List below
   certificate account(s)               any account(s) you had at that date.
   listed below, and I              (b)[_] Supplemental Eligible Account
   understand that the amounts          Holder--Check here if you were a
   I authorize below will not           depositor with an aggregate of at
   otherwise be available to me         least $50 at Provident Bank on
   once this Stock Order Form           SEPTEMBER 30, 1998, but are not an
   is submitted. (THERE WILL BE         Eligible Account Holder. List below
   NO EARLY WITHDRAWAL PENALTY          any account(s) you had September 30,
   FOR THE PURCHASE OF STOCK.)          1998.
                                    (c)[_] Other Member--Check here if you
                                        were a depositor of Provident Bank on
                                            , 1998, OR were a borrower at that
                                        date whose loan was outstanding at
                                        July 9, 1998, but you are NOT an
                                        Eligible or Supplemental Eligible
                                        Account Holder.

     ACCOUNT NUMBER(S) AMOUNT(S)

  ---------------    $              (d)[_] The preceding boxes do not apply
  ---------------    $                 to you.

  ---------------    $
                                     ACCOUNT TITLE (NAME(S) ON THE ELIGIBILITY
                                     DATE)
  ---------------    $                                         ACCOUNT
                                                               NUMBER(S)

  ---------------    $
   TOTAL WITHDRAWAL: $              ------------------------  ----------------


                                    ------------------------  ----------------
(4) STOCK REGISTRATION (PLEASE PRINT CLEARLY) THE REGISTRATION INFORMATION YOU LIST BELOW WILL BE UTILIZED FOR SUBSEQUENT MAILINGS, INCLUDING THE REGISTRATION OF STOCK CERTIFICATES. PLEASE MAKE SURE THE INFORMATION IS COMPLETE AND LEGIBLE. IF REGISTERING SHARES IN MORE THAN ONE NAME, LIST THE NAME AND ADDRESS OF THE FIRST PERSON NAMED.

                                   NOT LISTING ALL APPLICABLE ACCOUNTS COULD
                                   RESULT IN A LOSS OF ALL OR PART OF YOUR
                                   STOCK ALLOCATION. IF ADDITIONAL SPACE IS
                                   NEEDED, PLEASE ATTACH A SEPARATE PAGE.

                                    ------------------------  ----------------

(First Name, Middle Initial, Last Name)
                                        Social Security #/Tax ID# (certificate
                                        will show this number)

-------------------------------------------------------------------------------
(First Name, Middle Initial, Last Name)
                                        Social Security #/Tax ID#

-------------------------------------------------------------------------------
(Street Address)                        (Daytime Phone Number)

-------------------------------------------------------------------------------
(City, State, Zip Code)                 (Evening Phone Number)

(5) FORM OF STOCK OWNERSHIP (CHECK ONE--SEE [REVERSE SIDE] OF THIS FORM FOR OWNERSHIP DEFINITIONS)

  [_] Individual     [_] Joint Tenants
                                     [_] Tenants in Common    [_] Uniform
  [_] IRA (for broker use only)                               Transfer to
                     [_] Corporation                          Minors
                                     [_] Fiduciary (Under Agreement Dated  ,
                                     19 )
                                                              [_]  Other

(6) NASD AFFILIATION (CHECK AND INITIAL ONLY IF APPLICABLE.)

[_] Check here and initial below if you are a member of the NASD ("National Association of Securities Dealers") or a person associated with an NASD member or a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or if you have an account in which an NASD member, or person associated with an NASD member, has a beneficial interest. I agree (i) not to sell, transfer or hypothecate the stock for a period of three months days following issuance; and (ii) to report this subscription in writing to the applicable NASD member I am
associated with within one day of payment for the stock.     (Please initial)


(7) ACKNOWLEDGMENT AND SIGNATURE (VERY IMPORTANT)


I(we) acknowledge receipt of the Prospectus dated   , 1998, and that I(we)
have been advised to read the Prospectus (including the section entitled "Risk Factors"). I(we) understand that, after receipt by Provident Bancorp, Inc., this order may not be modified or withdrawn without the consent of Provident Bancorp, Inc. I(we) hereby certify that the shares which are being subscribed for are for my(our) account only, and that I(we) have no present agreement or understanding regarding any subsequent sale or transfer of such shares or any applicable subscription rights and I(we) confirm that my(our) order does not conflict with the purchase limitations in the Plan of Reorganization. I(we) acknowledge that the common stock being ordered is not a deposit or savings account, is not insured by the FDIC and is not guaranteed by Provident Bancorp, Inc. or any government agency. Under penalties of perjury, I(we) certify that (1) the Social Security #(s) or Tax ID#(s) given above is(are) correct; and (2) I(we) am(are) not subject to backup withholding tax. (You must cross out #2 if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return).

PLEASE SIGN AND DATE THIS FORM. ONLY ONE SIGNATURE IS REQUIRED, UNLESS AUTHORIZING A WITHDRAWAL FROM A PROVIDENT BANK DEPOSIT ACCOUNT REQUIRING MORE THAN ONE SIGNATURE TO WITHDRAW FUNDS. IF SIGNING AS A CUSTODIAN, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

--------------------------------------  ---------------------------------------
Signature  Title (if applicable)  Date  Signature  Title (if applicable)   Date

THIS ORDER IS NOT VALID UNLESS SIGNED--WE RECOMMEND RETAINING A COPY OF THIS FORM FOR YOUR RECORDS

QUESTIONS?  PLEASE CALL (914)    -   , FROM 9:00 AM TO 4:00 PM, MONDAY-FRIDAY
            STOCK INFORMATION CENTER: PROVIDENT BANK, 400 RELLA BLVD.,
            MONTEBELLO, NY 10901
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                         STOCK ORDER FORM INSTRUCTIONS

(1) NUMBER OF SHARES -- Indicate the number of shares of Provident Bancorp, Inc. common stock that you wish to purchase, and indicate the amount due. The minimum purchase is 25 shares or $250. No person may purchase in the Subscription Offering more than $200,000 of stock. No person, together with associates or persons acting in concert with such person, may purchase more than an aggregate of $400,000 of stock in all categories of the Offering, consisting of the Subscription Offering and any Community Offering and/or Syndicated Community Offering. The categories of the Offering are described in the Prospectus section entitled "The Reorganization and Offering." Provident Bancorp, Inc. reserves the right to accept or reject orders, in whole or in part, placed in any Community Offering and Syndicated Community Offering.
Note: Subscription rights to purchase stock in the Subscription Offering are non-transferable and expire at the conclusion of the Subscription Offering.

(2) METHOD OF PAYMENT -- Payment for shares may be made by check or money order payable to PROVIDENT BANK. Funds received in this form of payment will be cashed immediately. You will earn interest at Provident Bank's passbook rate from the time funds are received until the Offering is consummated.

You may pay for shares by withdrawal from your existing Provident Bank passbook or certificate account(s). You may NOT authorize withdrawal from transaction accounts (i.e. checking, money market). Indicate the account number(s) and the amount(s) to be withdrawn. Funds designated will be unavailable to you from the time this Stock Order Form is received, however, the funds will continue to earn interest at the account's contractual rate until the Offering is consummated.

PLEASE CONTACT THE STOCK INFORMATION CENTER EARLY IN THE OFFERING PERIOD IF YOU ARE INTENDING TO UTILIZE PROVIDENT BANK IRA FUNDS (OR ANY OTHER IRA FUNDS) TO MAKE YOUR STOCK PURCHASE.

(3) PURCHASER INFORMATION -- This information is very important because eligibility dates are utilized to prioritize your order in the event that we receive orders for more stock than is available. Please see the portion of the Prospectus entitled "The Reorganization and Offering" for explanation of purchase priorities and a detailed explanation of how shares will be allocated in the event the Offering is oversubscribed. FAILURE TO COMPLETE THIS SECTION, COMPLETING THIS SECTION INCORRECTLY OR OMITTING INFORMATION IN THIS SECTION COULD RESULT IN A LOSS OF ALL OR PART OF YOUR STOCK ALLOCATION.

(4) STOCK REGISTRATION -- CLEARLY PRINT the name(s) and address in which you want the stock certificate registered and mailed. If you are exercising subscription rights by purchasing in the Subscription Offering as a Provident Bank (i) Eligible Account Holder as of 12/31/96 or (ii) Supplemental Eligible Account Holder as of 9/30/98 or (iii) Other Member as of / /98, you must register the stock in the name of at least one of the account holders listed on the account as of the applicable date. However, adding the name(s) of other persons who are not account holders, or were account holders only at a later eligibility date than yourself, will be a violation of your subscription right and will result in a loss of your purchase priority. NOTE: ONE STOCK CERTIFICATE WILL BE GENERATED PER ORDER FORM. IF VARIOUS REGISTRATIONS AND SHARE AMOUNTS ARE DESIRED ON VARIOUS CERTIFICATES, A SEPARATE STOCK ORDER FORM MUST BE COMPLETED FOR EACH CERTIFICATE DESIRED. Purchase limitations apply to aggregate purchases.

Enter the Social Security Number or Tax ID Number of the registered owner(s). The first number listed will be identified with the stock certificate for tax purposes. Be sure to include at least one phone number, in the event you must be contacted regarding this Stock Order Form.

(5) FORM OF STOCK OWNERSHIP -- Please check the one type of ownership applicable to your registration. An explanation of each follows:

                       GUIDELINES FOR REGISTERING STOCK

  For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations which we will utilize in the issuance of your Provident Bancorp, Inc. stock certificate(s). If you have any questions, please consult your legal advisor.

  Stock ownership must be registered in one of the following manners:

-----------------------------------
INDIVIDUAL:    Avoid the use of two initials. Include the first given name, middle initial and last name of the stockholder. Omit words of limitation that do not affect ownership rights such as "special account," "single man," "personal property," etc. If the stock is held individually upon the individual's death, the stock will be owned by the individual's estate and distributed as indicated by the individual's will or otherwise in accordance with law.

-----------------------------------
JOINT: Joint ownership of stock by two or more persons shall be inscribed on the certificate with one of the following types of joint ownership. Names should be joined by "and"; do not connect with "or." Omit titles such as "Mrs.," "Dr.," etc. JOINT TENANTS--Joint Tenancy with Right of Survivorship and not as Tenants in Common may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). TENANTS IN COMMON--Tenants in Common may be specified to identify two or more owners. When stock is held as tenancy in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held in this form of ownership.

-----------------------------------
UNIFORM        Stock may be held in the name of a custodian for a minor under
TRANSFER TO    the Uniform Transfers to Minors laws of the individual states.
MINORS:        There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation of custodian is "CUST,", while the description "Uniform Transfers to Minors
               Act" is abbreviated "UNIF TRAN MIN ACT." Standard U.S. Postal
               Service state abbreviations should be used to describe the appropriate state. For example, stock held by John P. Jones under the Uniform Transfers to Minors Act will be abbreviated:
                     JOHN P. JONES CUST SUSAN A. JONES
                     UNIF TRAN MIN ACT NY

-----------------------------------
FIDUCIARIES:   Stock held in a fiduciary capacity must contain the following:
               1. The name(s) of the fiduciary(ies):
                     --If an individual, list the first given name, middle initial and last name.
                     --If a corporation, list the corporate title
                     --If an individual and a corporation, list the corporation's title before the individual.
               2. The fiduciary capacity:
                     --Administrator, Conservator, Committee, Executor, Trustee, Personal Representative, Custodian
               3. The type of document governing the fiduciary relationship.
                  Generally, such relationships are either under a form of living trust agreement or pursuant to a court order. Without a document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.
               4. The date of the document governing the relationship. The date of the document need not be used in the description of a trust created by a will.
               5. Either of the following:
                     The name of the maker, donor or testator
                           OR
                     The name of the beneficiary
                     Example of Fiduciary Ownership:
                          JOHN D. SMITH, TRUSTEE FOR TOM A. SMITH
                          UNDER AGREEMENT DATED 6/9/74

(6) NASD AFFILIATION -- Check the box and initial, if applicable.


(7) ACKNOWLEDGMENT AND SIGNATURE -- Stock order forms submitted without a signature will not be accepted. Only one signature is required, unless the method of payment section of this Form includes authorization to withdraw from a Provident Bank account requiring more than one signature. If signing as a custodian, trustee, corporate officer, etc., please include your title. If exercising a Power of Attorney, you must submit a copy of the POA agreement with this Form.

QUESTIONS? Please call the Stock Information Center at (914)    -   , from
9:00 a.m. to 4:00 p.m., Monday through Friday.

THE SHARES OF COMMON STOCK ARE NOT DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE
     FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.